EXHIBIT 5.1
                          OPINION OF COUNSEL
                          __________________


                          February 2, 2006


Patriot Transportation Holding, Inc.
1801 Art Museum Drive
Jacksonville, FL 32207

     Patriot Transportation Holding, Inc. 2006 Stock Incentive
     Plan -
     Registration Statement on Form S-8
     _________________________________________________________

Ladies and Gentlemen:

     We are counsel to Patriot Transportation Holding, Inc., a Florida corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offer and sale of up to 300,000 shares (the "Shares") of the Company's common stock, par value $0.10 per share, pursuant to the Patriot Transportation Holding, Inc. 2006 Stock Incentive Plan (the "Plan").

     In rendering this opinion, we have examined: (a) the Registration Statement; (b) the Company's prospectus, dated February 1, 2006; (c) a copy of the Company's Amended Articles of Incorporation; (d) a copy of the Company's Bylaws; and (e) a record of the proceedings of the Company relating to the authorization of the issuance and delivery of the Shares pursuant to the Plan. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed, without inquiry, the authenticity of all documents submitted to us as originals, the genuiness of all signatures, the legal capacity of all natural persons and the conformity with authentic original documents of any copies thereof submitted to us for our examinations.

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

     1. The Company has been incorporated under the laws of Florida and the Company's status is active.

     2. The Shares will be legally issued, fully paid and nonassessable when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) the Shares shall have been issued and sold in the manner contemplated by the Plan; and (iii) certificates representing the Shares shall have been executed, countersigned and registered and delivered to the purchasers thereof against payment of the agreed consideration therefor.

     We express no opinion as to the application of the securities or "Blue Sky" laws of the various states to the sale of the Shares.

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     The opinions rendered herein are limited to the laws of the
State of Florida and the federal laws of the United States.

     This opinion is being delivered in connection with the Registration Statement and, accordingly, may not be used for any other purpose without our prior written consent. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law that may hereafter occur.

     We hereby consent to the use of our name in the Registration Statement as counsel who will pass upon the legality of the Shares for the Company and as having prepared this opinion, and to the use of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name as counsel for the Company and to any references to this firm in the prospectus that constitutes part of the Registration Statement.

     In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                   Very truly yours,

                                   McGuireWoods LLP